Exhibit 10.12

UroGen Pharma Ltd.
Restricted Stock Unit Grant Notice
(2019 Inducement Plan)

UroGen Pharma Ltd. (the “Company”), pursuant to its 2019 Inducement Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Ordinary Shares (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:

SSN (last 4 digits)

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:          The RSUs shall vest over a period of three (3) years as follows: one-third (1/3) of the RSUs will vest on the first (1st) anniversary of the Vesting Start Date, and one-third (1/3) of the RSUs will vest annually thereafter for the remaining two (2) years, subject to Grantee’s Continuous Service (as defined in the 2019 Plan) as of each such date.

Issuance Schedule:         Subject to any Capitalization Adjustment, one Ordinary Share will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Sell to Cover the Withholding Obligation: Participant appoints and authorizes the Company’s registered broker-dealer agent (“Agent”) to (i) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date on which the Ordinary Shares are delivered to Participant pursuant to Section 6 of the Award Agreement in connection with the vesting of the Restricted Stock Units, the number of Ordinary Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Restricted Stock Units and (B) all applicable fees and commissions, if any, due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company and/or any affiliate of the Company the proceeds necessary to satisfy the Withholding Obligation; (iii) retain the amount required to cover all applicable fees and commissions, if any, due to, or required to be collected by, the Agent, relating directly to the sale of the Ordinary Shares; and (iv) remit any remaining funds to Participant. Participant authorizes the Company and the Agent to cooperate and share information with one another to determine the number of Ordinary Shares that must be sold to satisfy the Withholding Obligation.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Ordinary Shares pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of (i) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

UroGen Pharma Ltd.

By:

Signature                                               Signature

Title: Chief Executive Officer                  Date:

Date:

Attachments:          Award Agreement and 2019 Inducement Plan